SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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BERKSHIRE HATHAWAY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

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BERKSHIRE HATHAWAY INC.
1440 Kiewit Plaza
Omaha, Nebraska 68131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 1, 2004

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of Berkshire Hathaway Inc. will be held at the Qwest Center Omaha, 455 North 10th Street, Omaha, Nebraska, on May 1, 2004 at 9:30 a.m. for the following purposes:

1. To elect directors.

2. To act on a shareholder proposal, if properly presented at the meeting.

3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 3, 2004 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 1440 Kiewit Plaza, Omaha, Nebraska during the ten days prior to the meeting.

     You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

By order of the Board of Directors

FORREST N. KRUTTER, Secretary

Omaha, Nebraska
March 19, 2004

            A shareholder may request meeting credentials for admission to the meeting by completing and promptly returning to the Company the meeting credential order form accompanying this notice. Otherwise, meeting credentials may be obtained at the meeting by persons identifying themselves as shareholders as of the record date. For a record owner, possession of a proxy card will be adequate identification. For a beneficial-but-not-of-record owner, a copy of a broker’s statement showing shares held for his or her benefit on March 3, 2004 will be adequate identification.

BERKSHIRE HATHAWAY INC.
1440 Kiewit Plaza
Omaha, Nebraska 68131

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

May 1, 2004

     This statement is furnished in connection with the solicitation by the Board of Directors of Berkshire Hathaway Inc. (hereinafter “Berkshire” or the “Corporation”) of proxies in the accompanying form for the Annual Meeting of Shareholders to be held on Saturday, May 1, 2004 at 9:30 a.m. and at any adjournment thereof.

     This proxy statement and the enclosed form of proxy were first sent to shareholders on or about March 19, 2004.

     If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

     Solicitation of proxies will be made solely by mail at the Corporation’s expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

     As of the close of business on March 3, 2004, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 1,278,436 shares of Class A Common Stock (hereinafter called “Class A Stock”) and 7,766,293 shares of Class B Common Stock (hereinafter called “Class B Stock”). Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to one-two-hundredth (1/200) of one vote per share on all matters submitted to a vote of shareholders of the Corporation. The Class A Stock and Class B Stock vote together as a single class. Only shareholders of record at the close of business on March 3, 2004 are entitled to vote at the Annual Meeting or at any adjournment thereof.

     The presence at the meeting, in person or by proxy, of the holders of Class A Stock and Class B Stock holding in the aggregate a majority of the voting power of the Corporation’s stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question other than election of directors shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

     Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

1. ELECTION OF DIRECTORS

     At the 2004 Annual Meeting of Shareholders, a Board of Directors consisting of eleven members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

     The members of the Board of Directors have nominated for election the eleven current directors of the Corporation. Certain information with respect to nominees for election as directors is contained in the following table:

WARREN E. BUFFETT, age 73, has been a director of the Corporation since 1965 and has been its Chairman and Chief Executive Officer since 1970. Mr. Buffett is a controlling person of the Corporation. He is also a director of The Coca-Cola Company and The Washington Post Company.

HOWARD G. BUFFETT, age 49, has been a director of the Corporation since 1993. Mr. Buffett is currently President of Buffett Farms and BioImages, a photography and publishing company. From June of 1996 until August of 2001, Mr. Buffett was the Chairman of the Board of Directors of The GSI Group, a company primarily engaged in the manufacture of agricultural equipment. He is also a director of Coca-Cola Enterprises Inc., ConAgra Foods Inc. and Lindsay Manufacturing Co.

SUSAN T. BUFFETT, age 71, has been a director of the Corporation since 1991. Mrs. Buffett has not been employed in the past five years.

MALCOLM G. CHACE, age 69, has been a director of the Corporation since 1992. For more than the past five years, Mr. Chace has been Chairman of the Board of Directors of BankRI, a community bank located in the State of Rhode Island.

DAVID S. GOTTESMAN, age 77, was named a director in 2003. For more than the past five years, he has been a principal of First Manhattan Co., an investment advisory firm. He is also a director of Sequa Corporation, a diversified industrial company.

CHARLOTTE GUYMAN, age 47, was named a director in 2003. Ms. Guyman was a general manager with Microsoft Corporation until July 1999 and has been retired since that time. She is currently a member of the Board of Directors of UW Medicine, an academic medical center, and serves as Chairman of it’s Finance Committee.

DONALD R. KEOUGH, age 77, was named a director in 2003. For more than the past five years, he has been Chairman of Allen & Company, an investment banking firm. Mr. Keough currently is a director of Convera Corporation, InterActive Corp. and The Coca-Cola Company to which he was elected in February 2004.

CHARLES T. MUNGER, age 80, has been a director and Vice Chairman of the Corporation’s Board of Directors since 1978. He is Chairman of the Board of Directors and Chief Executive Officer of Wesco Financial Corporation, approximately 80%-owned by the Corporation. Mr. Munger is also Chairman of the Board of Directors of Daily Journal Corporation and a director of Costco Wholesale Corporation.

THOMAS S. MURPHY, age 79, was named a director in 2003. Mr. Murphy has been retired since 1996. He was Chairman of the Board and Chief Executive Officer of Capital Cities/ABC, Inc. from 1966 to 1990 and from February 1994 until his retirement in 1996. He is also a director of Doubleclick Inc., a provider of Internet advertising services.

RONALD L. OLSON, age 62, has been a director of the Corporation since 1997. For more than the past five years, he has been a partner in the law firm of Munger, Tolles & Olson LLP. He is also a director of City National Bank, Edison International and The Washington Post Company.

WALTER SCOTT, JR., age 72, has been a director of the Corporation since 1988. For more than the past five years, he has been Chairman of the Board of Directors of Level 3 Communications, Inc., a successor to certain businesses of Peter Kiewit Sons’ Inc. which is engaged in telecommunications and computer outsourcing. He is also a director of Burlington Resources Inc., Commonwealth Telephone Enterprises, Inc., Peter Kiewit Sons’ Inc., RCN Corporation and Valmont Industries Inc.

     The Board of Directors has concluded that the following directors are independent in accordance with the director independence standards of the New York Stock Exchange, and it has been determined that none of them has a material relationship with the Corporation which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director: Malcolm G. Chace; David S. Gottesman; Charlotte Guyman; Donald R. Keough; Thomas R. Murphy and Walter Scott, Jr.

     In making its determination with respect to Mr. Scott, the Board considered his role as Chairman of the Board and (together with related family interests) the largest holder of voting shares of MidAmerican Energy Company, a company not consolidated with the Corporation for financial statement purposes in which the Company owns approximately 80.5% (fully-diluted) of the common equity but only 9.9% of the voting stock. The Board also considered the agreement between the Corporation and Mr. Scott that requires Mr. Scott and his related family interests before selling their shares to give the Corporation the right of first refusal to purchase their shares (if the Corporation is legally permitted to buy them) or the opportunity to assign its right to purchase to a third party (if it is not legally permitted to buy them). That same agreement also gives Mr. Scott and his related family interests the right to put their shares to the Corporation (if the Corporation is legally permitted to buy them) at fair market value to be determined by independent appraisal if the sellers do not agree with the price offered by the Corporation, and payable at the sellers’ option in cash or Berkshire shares. The Board considered these relationships in light of the attributes it believes need to be possessed by independent-minded directors, including personal financial substance and a lack of economic dependence on the Corporation, as well as business wisdom and ownership of Berkshire shares. The Board concluded that Mr. Scott’s relationships, rather than interfering with his ability to be independent from management, are consistent with the business and financial substance that have made and continue to make him an independent board member.

     Warren E. Buffett and Susan T. Buffett are husband and wife. Howard G. Buffett is the son of Warren and Susan Buffett. Ronald L. Olson is a partner of the law firm of Munger, Tolles & Olson LLP. Munger, Tolles & Olson LLP rendered legal services to the Corporation and its subsidiaries in 2003 and is expected to render services in 2004.

     When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the eleven nominees identified above. The Corporation expects each nominee to be able to serve if elected, but if any nominee notifies the Corporation before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

Board of Directors’ Meetings, Committees and Directors’ Compensation

     Board of Directors’ actions were taken in 2003 at the Annual Meeting of Directors that followed the 2003 Annual Meeting of Shareholders, at one special meeting and upon five occasions by Directors’ unanimous written consent. Each director attended all meetings of the Board and of the Committees of the Board on which he or she served except for Malcolm G. Chace who did not attend the special meeting of directors. Directors are encouraged but not required to attend annual meetings of the Corporations shareholders. All directors of the Corporation at the date of the 2003 Annual Meeting of Shareholders attended that meeting.

     The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934. As of March 3, 2004, the Audit Committee consists of Malcolm G. Chace, Charlotte Guyman and Thomas S. Murphy. The Board of Directors has determined that Mr. Murphy is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. Prior to March 3, 2004, the audit committee consisted of Walter Scott, Jr., Malcolm G. Chace and Ronald L. Olson. All current members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act and in Section 303A of the New York Stock Exchange Listed Company Manual. In addition Messrs. Olson and Scott met all the then current independence standards of the Securities and Exchange Commission and the New York Stock Exchange during the period in which they served on the Audit Committee. The Audit Committee assists the Board with oversight of a) the integrity of the Corporation’s financial statements, b) the Corporation’s compliance with legal and regulatory requirements and c) the qualifications and independence of the Corporation’s independent public accountants and the Corporation’s internal audit function. The Audit Committee meets periodically with the Corporation’s independent public accountants, Director of Internal Audit and members of management and reviews the Corporation’s accounting policies and internal controls. The Audit Committee also selects the firm of independent public accountants to be retained by the Corporation to perform the audit. The Audit Committee held four formal meetings during 2003. The Board of Directors adopted an Audit Committee Charter on April 29, 2000 and subsequently amended and restated the Charter on February 17, 2004. The amended Audit Committee Charter is included herein as Exhibit A and is available on Berkshire’s website at www.berkshirehathaway.com.

     Until February 17, 2004, the Board of Directors did not have a nominating committee as director nominations were made by the Board of Directors as a whole or its Executive Committee. On February 17, 2004, at a special meeting of the Board of Directors, the Board of Directors established a Governance, Compensation and Nominating Committee and adopted a charter to define and outline the responsibilities of its members. A copy of the Governance, Compensation and Nominating Committee charter is available on Berkshire’s website at www.berkshirehathaway.com. The newly formed Governance, Compensation and Nominating Committee consists of David S. Gottesman, Donald R. Keough and Walter Scott, Jr., all of whom are independent directors in accordance with the New York Stock Exchange director independence standards.

     The role of the Governance, Compensation and Nominating Committee is to assist the Board of Directors by a) recommending governance guidelines applicable to Berkshire; b) identifying, evaluating and recommending the nomination of Board members; c) setting the compensation of Berkshire’s Chief Executive Officer and performing other compensation oversight; and d) assisting the Board with other related tasks, as assigned from time to time.

     Prior to the establishment of the Governance, Compensation and Nominating Committee, director nominees were recommended to the full Board of Directors by Berkshire’s Chairman and Chief Executive Officer, Warren E. Buffett. In identifying nominees for Director, Mr. Buffett looked for individuals who held a meaningful interest in Berkshire stock, were shareholder-oriented and possessed business savvy (and with respect to the four additional directors added in 2003, met the New York Stock Exchange’s independence standards). It is anticipated that the newly formed Governance, Compensation and Nominating Committee will follow these same criteria in identifying director nominees in the future. With respect to the selection of director nominees at the 2004 Annual Meeting of Shareholders, Mr. Buffett recommended the Board nominate the eleven directors currently serving on the Board.

     Neither Berkshire nor its newly formed Governance, Compensation and Nominating Committee has a formal policy by which shareholders may recommend director candidates but the newly formed committee will consider appropriate candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Corporation at 1440 Kiewit Plaza, Omaha, NE 68131. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidates qualifications. At a minimum, candidates recommended for election to the Board of Directors must meet the independence standards of the New York Stock Exchange and the criteria previously used by Mr. Buffett.

     Directors of the Corporation or its subsidiaries who are employees or spouses of employees do not receive fees for attendance at directors’ meetings. A director who is not an employee or a spouse of an employee receives a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the Audit Committee receives a fee of $1,000 quarterly. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders.

Shareholder Communications with the Board of Directors

     Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Secretary of the Corporation at 1440 Kiewit Plaza, Omaha, NE 68131. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

     The Corporation has adopted a Code of Ethics for its chief executive officer, chief financial officer and controller as well as the chief financial officer of each of its subsidiaries. A copy of the Code of Ethics may be obtained at no charge by written request to the attention of the Secretary of the Corporation at 1440 Kiewit Plaza, Omaha, NE 68131.

Report of the Audit Committee

March 2, 2004

To the Board of Directors of Berkshire Hathaway Inc.

     We have reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries to be set forth in the Corporation’s 2003 Annual Report to Shareholders and at Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, with management of the Corporation and Deloitte & Touche LLP, independent public accountants for the Corporation.

     We have discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” Statement on Auditing Standards No. 99, “Consideration of Fraud in a Financial Statement Audit” and Securities and Exchange Commission rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a.

     We have received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and have discussed with Deloitte & Touche LLP its independence from the Corporation.

     Based on the review and discussions with management of the Corporation and Deloitte & Touche LLP referred to above, we recommend to the Board of Directors that the Corporation publish the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2003 in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Corporation’s 2003 Annual Report to Shareholders.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Corporation’s independent public accountants with respect to such financial statements.

     Submitted by the members of the Audit Committee of the Board of Directors.

Walter Scott, Jr., Chairman
Malcolm G. Chace
Ronald L. Olson

Independent Public Accountants

     Deloitte & Touche LLP (“Deloitte”) served as the Corporation’s principal independent public accountants for 2003. Representatives from that firm will be present at the Annual Meeting of Shareholders, will be given the opportunity to make a statement if they so desire and will be available to respond to any appropriate questions.

     The following table shows the fees paid or accrued for audit services and fees paid for audit related, tax and all other services rendered by Deloitte for each of the last two years (in millions):

	2003		2002
Audit Fees (a)	$6.7		$4.4
Audit Related Fees (b)	0.5		1.1
Tax Fees (c)	2.8		3.2
All Other Fees (d)	0.2		0.7

	$10.2	(e)	$9.4	(e)

(a)	Audit fees include fees for the audit of the Corporation’s consolidated financial statements and interim reviews of the Corporation’s quarterly financial statements, audit services provided in connection with required statutory audits of many of the Corporation’s insurance subsidiaries and certain of its non-insurance subsidiaries and comfort letters, consents and other services related to SEC matters.

(b)	Audit related fees primarily include fees for certain audits of subsidiaries not required for purposes of Deloitte’s audit of the Corporation’s consolidated financial statements or for any other statutory or regulatory requirements, audits of certain subsidiary employee benefit plans and consultations on various accounting and reporting matters.

(c)	Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance, the return preparation and tax audits.

(d)	All other fees primarily include fees for certain services such as internal audit outsourcing and actuarial services which are no longer permitted to be performed by Deloitte under the Sarbanes-Oxley Act of 2002, but were permitted at the time they were arranged for prior to May 5, 2003.

(e)	The information presented herein excludes fees paid by MidAmerican Energy Holdings Company, a non consolidated subsidiary, in which Berkshire holds a 80.5% economic interest. MidAmerican was billed by Deloitte approximately $2.6 million and $2.2 million for audit fees relating to its separate reporting requirement and $1.2 million and $1.7 million for audit related and tax services for the years ending December 31, 2003 and 2002.

     The services performed by Deloitte in connection with engagements subsequent to May 5, 2003, were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee on May 5, 2003. The pre-approval policy is included herein as Exhibit B.

Executive Compensation

     The following table discloses the compensation received for the three years ended December 31, 2003 by the Corporation’s Chief Executive Officer and its other executive officers.

SUMMARY COMPENSATION TABLE

Name and		Annual Compensation		All Other
Principal Position	Year	Salary	Bonus	Compensation
Warren E. Buffett	2003	$100,000	—	$208,000	(2)
Chief Executive Officer/	2002	100,000	—	196,000	(2)
Chairman of the Board	2001	100,000	—	256,400	(2)
Marc D. Hamburg	2003	512,500	—	36,000	(3)
Vice President/Chief	2002	462,500	—	31,500	(3)
Financial Officer	2001	412,500	—	31,500	(3)
Charles T. Munger (1)	2003	100,000	—	—
Vice Chairman of the Board	2002	100,000	—	—
	2001	100,000	—	—

(1)	Mr. Munger is compensated by a Berkshire subsidiary.

(2)	Represents the value of directors’ fees received by Mr. Buffett in cash or deferred phantom equity interests from certain non-subsidiary companies in which Berkshire has significant investments.

(3)	Represents contribution to a subsidiary’s defined contribution plan in which Mr. Hamburg participates and directors’ fees received by Mr. Hamburg from a Berkshire affiliate.

Board of Directors’ Report on Executive Compensation

     Traditionally, Berkshire’s program regarding compensation of its executive officers has been different from most public corporations’ programs. In 2003 and in prior years, Mr. Buffett recommended to the Board of Directors the amount of his proposed remuneration and he set the remuneration of Berkshire’s other executive officers (including both salary and bonus). Mr. Buffett has been paid an annual salary of $100,000 for each of the last 23 years. Factors considered by the Board of Directors and Mr. Buffett were typically subjective, such as their perception of the individual’s performance and any planned change in functional responsibility. Neither the profitability of the Corporation nor the market value of its stock were considered in setting executive officer remuneration (including both salary and bonus). Further, it has been the Corporation’s policy that all compensation paid to its executive officers be deductible under Internal Revenue Code Section 162(m). In the future, the Corporation’s new Governance, Compensation and Nominating Committee is expected to use the same policies traditionally used by Mr. Buffett and the Board in determining the compensation for Mr. Buffett and in making other recommendations to the Board.

Submitted by the Berkshire Hathaway Inc. Board of Directors

Warren E. Buffett, Chairman	Donald R. Keough
Susan T. Buffett	Charles T. Munger
Howard G. Buffett	Thomas S. Murphy
Malcolm G. Chace	Ronald L. Olson
David S. Gottesman	Walter Scott, Jr.
Charlotte Guyman

Stock Performance Graph

     The following chart compares the subsequent value of $100 invested in Berkshire Hathaway Inc. common stock on December 31, 1998 with a similar investment in the Standard and Poor’s 500 Stock Index and in the Standard and Poor’s Property - Casualty Insurance Index.

Comparison of Five Year Cumulative Return*

*	Cumulative return for the Standard and Poor’s indices based on reinvestment of dividends.

**	It would be difficult to develop a peer group of companies similar to Berkshire. The Corporation owns subsidiaries engaged in a number of diverse business activities of which the most important is the property and casualty insurance business and, accordingly, management has used the Standard and Poor’s Property - Casualty Insurance Index for comparative purposes.

Board of Directors’

Interlocks and Insider Participation

     Warren E. Buffett, Chairman of Berkshire’s Board of Directors, is an employee of the Corporation. Charles T. Munger, Vice Chairman of Berkshire’s Board of Directors, is employed by a Berkshire subsidiary.

Security Ownership of Certain Beneficial Owners and Management

     Warren E. Buffett, whose address is 1440 Kiewit Plaza, Omaha, NE 68131, a nominee for director, is the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s Class A or Class B Stock. Beneficial ownership of the Corporation’s Class A and Class B Stock on February 1, 2004 by Mr. Buffett and by any other executive officers and directors of the Corporation who own shares is shown in the following table:

					Percentage	Percentage
				Percentage	of Aggregate	of Aggregate
				of Outstanding	Voting Power	Economic
		Shares		Stock of	of Class A	Interest
	Title of Class	Beneficially		Respective	and	of Class A
Name	of Stock	Owned (1)		Class (1)	Class B(1)	and Class B (1)
Warren E. Buffett	Class A	476,102	(2)	37.2
	Class B			*	36.1 (3)	31.0
Susan T. Buffett	Class A	34,000	(2)	2.7
	Class B	204	(2)	*	2.6 (3)	2.2
Howard G. Buffett	Class A	995	(4)	0.1
	Class B	49		*	0.1	*
Malcolm G. Chace	Class A	1,562	(5)	0.1
	Class B	53	(5)	*	0.1	0.1
David S. Gottesman	Class A	21,635	(6)	1.7
	Class B	33,335	(6)	4.3	1.7	1.5
Charlotte Guyman	Class A	70		*
	Class B	24		*	*	*
Donald R. Keough	Class A	42	(7)	*
	Class B	—		*	*	*
Charles T. Munger	Class A	16,411		1.3
	Class B	—		*	1.2	1.1
Thomas S. Murphy	Class A	1,137		0.1
	Class B	22		*	0.1	*
Ronald L. Olson	Class A	105		*
	Class B	300		*	*	*
Walter Scott, Jr.	Class A	100	(8)	*
	Class B	—		*	*	*
Directors and executive officers	Class A	552,159		43.2
as a group	Class B	33,987		4.4	41.9	35.9

*    less than 0.1%.

(1)	Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. Each share of Class A Stock is convertible into thirty shares of Class B Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Class B Stock which such shareholder may acquire upon conversion of the Class A Stock. In order to avoid overstatement, the amount of Class B Stock beneficially owned does not take into account such shares of Class B Stock which may be acquired upon conversion (an amount which is equal to 30 times the number of shares of Class A Stock held by a shareholder). The percentage of outstanding Class B Stock is based on the total number of shares of Class B Stock outstanding as of March 3, 2004 and does not take into account shares of Class B Stock which may be issued upon conversion of Class A Stock.

(2)	Includes 474,998 Class A shares owned directly and beneficially by Warren E. Buffett, and 1,104 Class A shares owned by three trusts of which Mr. Buffett is sole trustee but with respect to which Mr. Buffett disclaims any beneficial economic interest. Mr. Buffett shares investment and voting power with respect to 34,000 Class A shares and 204 Class B shares owned by Susan T. Buffett.

(3)	Mr. and Mrs. Buffett have entered into a voting agreement with Berkshire providing that, should the combined voting power of shares held by Mr. and Mrs. Buffett and the trusts exceed 49.9% of Berkshire’s total voting power, they will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(4)	Includes 981 Class A shares held by a private foundation and for which Mr. Buffett possesses voting and investment power but with respect to which Mr. Buffett disclaims any beneficial economic interest.

(5)	Includes 1,349 Class A shares and 28 Class B shares held by various trusts and partnerships of which Mr. Chace is a trustee or a limited partner and possesses shared voting and investment power. Excluded are 172 Class A shares in which Mr. Chace has a pecuniary interest but with respect to which he possesses neither investment power nor voting power, and also does not include 54 Class A shares owned by Mr. Chace’s wife.

(6)	Includes 13,003 Class A shares and 31,693 Class B shares as to which Mr. Gottesman has shared voting power and 10,755 Class A shares and 32,453 Class B shares as to which Mr. Gottesman has shared investment power. Excludes 1,250 Class A shares held by a trust for Mr. Gottesman’s benefit of which Mr. Gottesman’s wife has shared investment power. Mr. Gottesman has a pecuniary interest in 8,772 Class A shares included herein.

(7)	Does not include 8 Class B shares owned by Mr. Keough’s wife.

(8)	Does not include 10 Class A shares owned by Mr. Scott’s wife.

Section 16(a) Beneficial Owner Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) forms were required for those persons, the Corporation believes that during 2003 all filing requirements applicable to its officers, directors, and greater than ten-percent shareholders were complied with.

2. SHAREHOLDER PROPOSAL

     Human Life International, 4 Family Life, Front Royal, Virginia 22630, owns one share of Class B Common Stock and has given notice that a representative of Human Life International intends to present for action at the meeting the following proposal.

     Within one month after approval by the shareholders of this proposal management shall publish in The Buffalo News a detailed statement of each contribution made by the company or any of its subsidiaries, either directly or indirectly, within the preceding fiscal year, in respect of any political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, management shall cause like data to be included in each succeeding report to shareholders. And if no such disbursements were made, to have the fact so noted in the annual report.

     Supporting statement: This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what politicians or political causes the management seeks to promote with these funds.

     Political contributions are made with dollars that belong to the shareholders as a group, and they are entitled to know where their dollars are being spent. A vote for this proposal is a vote for full disclosure.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

     Berkshire Hathaway Inc. made no political contributions during 2003 and did not either recommend or require that any of its 80% or more owned consolidated subsidiaries make any political contributions. Berkshire subsidiaries made aggregate political contributions of less than $200,000 during 2003, none of which were submitted to the parent corporation for approval. The Corporation is fully committed to complying with campaign finance and lobbying laws. Because Berkshire Hathaway Inc. is committed to complying with campaign finance laws and given the relatively minor amounts of political contributions made by Berkshire Hathaway Inc. and subsidiaries, the Board of Directors believes the proposal serves no useful purpose.

     Accordingly, we suggest you vote AGAINST this proposal.

3. OTHER MATTERS

     As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice, other than a) the approval of the minutes of the last Annual Meeting of Shareholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes and b) four shareholder proposals that the Corporation was informed of on February 4, 2004, and that are expected to be presented by Mr. Paul Tomasik who owns three shares of Class B Common Stock. Mr. Tomasik’s four proposals are summarized as follows: 1) Establishment of guidelines for the formal part of the Annual Meeting of Shareholders; 2) Posting of the Corporation’s by-laws and articles of incorporation on its web site; 3) Amendment of the Corporation’s by-laws regarding shareholder proposals; and 4) Amendment of the Corporation’s by-laws regarding director nominations. The Board of Directors of the Corporation has recommended that the named proxy holders vote against these proposals if presented at the meeting. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which the Corporation did not receive timely notice.

Annual Report

     The Annual Report to the Shareholders for 2003 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

     A copy of the 2003 Form 10-K report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to: Forrest N. Krutter, Secretary, Berkshire Hathaway Inc., 1440 Kiewit Plaza, Omaha, NE 68131. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Class A or Class B Stock of the Corporation on March 3, 2004. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2003 Form 10-K is also available through the Securities and Exchange Commission’s World Wide Web site (www.sec.gov).

Proposals of Shareholders

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2005 Annual Meeting must be received by the Corporation by November 19, 2004. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail — return receipt requested. Shareholders who intend to present a proposal at the 2005 Annual Meeting without including such proposal in the Corporation’s proxy statement must provide the Corporation notice of such proposal no later than February 3, 2005. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the Board of Directors

FORREST N. KRUTTER, Secretary

Omaha, Nebraska
March 19, 2004

EXHIBIT A

Berkshire Hathaway Inc.
Audit Committee Charter
As Amended and Restated on February 17, 2004

Committee Membership:

The Audit Committee of Berkshire Hathaway Inc. (the “Company”) shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934. The Board shall also determine that each member is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of Securities and Exchange Commission (the “SEC”). If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Purposes:

The purposes of the Audit Committee are to:

1.	assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and

2.	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s consolidated annual financial statements, reviews of the Company’s consolidated quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or management. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and, to assess the auditors’ independence, all relationships between the independent auditors and the Company, including the matters set forth in Independence Standards Board No. 1.

Committee Duties and Responsibilities:

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.	with respect to the independent auditors,

(i)	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iii)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(iv)	to obtain from the independent auditors a timely report relating to the Company’s annual audited and unaudited quarterly financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(v)	to take into account the opinions of management and the Company’s director of internal audit in assessing the independent auditors’ qualifications, performance and independence;

2.	with respect to the internal audit function,

(i)	to review the appointment and replacement of the Company’s director of internal audit; and

(ii)	to advise the director of internal audit that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports resulting from audits performed by internal audit and management’s responses thereto; and

(iii)	to review the scope of the internal audit activity and budget;

3.	with respect to financial reporting principles and policies and internal controls and procedures,

(i)	to advise management, the director of internal audit and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s and/or internal audit’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	disagreements with management;

•	consultation by management with other accountants;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

(iii)	to meet with management, the independent auditors and, if appropriate, the director of internal audit:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, director of internal audit or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and its subsidiaries assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to discuss with senior management of the Company any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(vii)	to discuss the type and presentation of information to be included in earnings press releases;

(viii)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(ix)	to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205), or otherwise; and

(x)	to establish hiring policies for employees or former employees of the independent auditors;

4.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to prepare and issue the evaluation required under “Performance Evaluation” below; and

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

Committee Structure and Operations:

The Audit Committee shall designate one member of the Committee as its chairperson. The Audit Committee shall meet once every quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately periodically with management, the director of internal audit and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Performance Evaluation:

The Audit Committee shall prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

Resources and Authority of the Audit Committee:

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisers employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

EXHIBIT B

Berkshire Hathaway Inc.
Audit Committee
Audit and Non-Audit Services Pre-Approval Policy
As Adopted on May 5, 2003

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company.

As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based on subsequent determinations.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. If does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II. Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services in Appendix A. All other Audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV. Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved Audit-related services in Appendix A. All other Audit-related services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

V. Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services in Appendix A. All Tax services involving large and complex transactions not listed in Appendix A must be specifically pre-approved by the Audit Committee.

VI. All Other Services

All Other permissible services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is included in Appendix A. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

VIII. Procedures

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Appendix A

Pre-Approved Audit Services

•	Statutory audits or financial audits for subsidiaries or affiliates of the Company

•	Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters

•	Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

Pre-Approved Audit-Related Services

•	Due diligence services pertaining to potential business acquisitions/dispositions

•	Financial statement audits of employee benefit plans

•	Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

•	Internal control reviews and assistance with internal control reporting requirements

•	Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)

•	Attest services not required by statute or regulation

•	Statutory, subsidiary or equity investee audits incremental to the audit of the consolidated financial statements

Pre-Approved Tax Services

•	U.S. federal, state and local tax planning and advice

•	U.S. federal, state and local tax compliance

•	International tax planning and advice

•	International tax compliance

•	Review of federal, state, local and international income, franchise, and other tax returns

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing

•	Management functions

•	Human Resource functions

•	Broker or dealer, investment adviser or investment banking services

•	Legal services

•	Expert services

PROXY

BERKSHIRE HATHAWAY INC.
Annual Meeting of Shareholders to be held on May 1, 2004
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Marc D. Hamburg and Walter Scott, Jr., or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Class A Common Stock (CLA) and Class B Common Stock (CLB) of the undersigned at the 2004 Annual Meeting of Shareholders of Berkshire Hathaway Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposal for Election of Directors, the Shareholder Proposal regarding political contributions, the Shareholder Proposals which may be presented at the Annual Meeting and are summarized on page 9 of the accompanying proxy statement and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

     IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES AND AGAINST THE SHAREHOLDER PROPOSAL.

PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
IN THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

The Board Recommends a Vote For Item 1.

1. Election of Directors	MARK HERE

Nominees: Warren E. Buffett, Charles T. Munger, Susan	FOR ADDRESS
T. Buffett, Howard G. Buffett, Malcolm G. Chace, David S.	CHANGE AND
Gottesman, Charlotte Guyman, Donald R. Keough,	NOTE AT LEFT	☐
Thomas S. Murphy, Ronald L. Olson and Walter Scott, Jr.

	FOR		WITHHELD	Please sign exactly as your name
	ALL		FROM ALL	appears. If acting as attorney,
☐	NOMINEES	☐	NOMINEES	executor, trustee or in representative capacity, sign name and title.

☐
Signature:_____________________Date__________
For, except vote withheld from the above nominee(s).	Signature:_____________________Date__________

The Board Recommends a Vote Against Item 2.

2. Shareholder Proposal:

To approve the stockholder
proposal with respect to political
contributions.

☐	FOR	☐	AGAINST	☐	ABSTAIN